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                                 EXHIBIT 10.5a
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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter this "Agreement") is entered into on this 27 day of December, 1996, by and between William R. Johnson (the "Employee") and Suburban Bank of Maryland (the "Employer").

                                    RECITAL

         The Employee has been employed as President and Chief Executive Officer of Suburban Bank under the terms of a September 4, 1987 Employment Agreement (the "Prior Employment Agreement") by and between the Employee and Jefferson Bank and Trust Company (the predecessor to Suburban Bank). This Agreement is intended to terminate the Prior Employment Agreement and to retain the Employee's services to assist the Employee's board of directors and Employer's new President and Chief Executive Officer for a transition period of three (3) years.

         NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                 (a)      Commencement Date:  January 1, 1997.

                 (b) Bank Regulatory Agency. As used in this Agreement, "Bank Regulatory Agency" shall mean any governmental authority, regulatory agency, ministry, department, statutory corporation, central bank or other body of the United States or of any other country or of any state or other political subdivision of any of them having jurisdiction over the Employer or any transaction contemplated, undertaken or proposed to be undertaken by the Employer. Bank Regulatory Agency shall include, but not necessarily be limited to:

                          (1)     The Federal Deposit Insurance Corporation or
any other federal or state depository insurance organization or fund; and

                          (2)     The Federal Reserve System, the Comptroller
of the Currency, the Maryland Division of Financial Regulation, or any other federal or state bank regulatory or commissioner's office; and

                          (3)     Any corporation, bridge bank, fund
association, or other entity established, organized, owned (in whole or in part) or controlled by any of the foregoing; and

                          (4)     Any predecessor, successor or assignee of the
foregoing.

         2.      Acceptance of Offer; Term.

                 (a) Construction of Agreement. For all purposes contained herein, this Agreement shall, unless and until accepted as provided for herein by the Employee, be considered to be a contingent offer of employment by the Employer, and until properly accepted by the Employee, this Agreement shall not become operative and shall not constitute an agreement for the employment of the Employee (provided, however, that all prior agreements between the Employee and the Employer shall remain fully in effect according to their respective terms). Accordingly, unless and until properly accepted by the Employee, this Agreement shall impose no duties or obligations on either party hereto.

                 (b) Manner of Acceptance. Execution of this Agreement by both the Employee and the Employer.

                 (c) Commencement of Time to Accept Offer. This Agreement shall be accepted within Fifteen (15) days after its presentation to the Employee.

                 (d) End of Time to Accept; Lapse of Offer. If the Employee does not accept the offer contained herein in the manner set forth above, the offer contained in this Agreement shall lapse and will thereafter be of no further force and effect.
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                 (e)      Term of Accepted Agreement.  The term of this
Agreement shall expire on December 31, 1999.

         3.      Duties of the Employee.

                 (a) Nature and Substance. Upon acceptance hereof by the Employee, the Employer will employ the Employee as a consultant and adviser. The Employee shall report directly to, and be under the direction of, the Chairman of the Board of Directors (the "Chairman") and the President. The specific powers and duties of the Employee shall be established, determined and modified by and within the discretion of the Board of Directors of Suburban Bank (the "Board of Directors"), and at a minimum will include (but not necessarily be limited to):

                          (1)     Assistance and advice relative to the efforts
of the Employer to achieve and maintain any and all necessary and/or appropriate Bank Regulatory Agency approvals and permissions prerequisite to its successful continued operation.

                          (2)  Assistance and advice relative to the promotion
of the reputation and business of the Employer within the community.

                          (3)     Assistance and advice relative to the
advancement of the business purposes of the Employer, including, but not limited to business development, customer, depositor and public relations.

                          (4)  Assistance and advice relative to retainage of
the current status of the Employer as a qualified Small Business Administration lender.

                          (5)   Transitional assistance in coordination with
the incoming President and Chief Executive Officer of the Employer.

                          (6)     The Employee further agrees to be accessible
in person or by telephone during normal business hours,as may be necessary and appropriate to work for the Employer and to assist the operations of the Employer upon such terms, conditions, rules, policies and regulations as may be set by the Board of Directors of the Employer from time to time. The Employee agrees to devote sufficient time and attention and best efforts toward the successful operation of Suburban Bank.

                 (b) Performance of Services. The Employee shall discharge his duties to the best of his ability for and on behalf of the Employer. The Employee shall comply with all laws, statutes, ordinances, rules and regulations relating to his employment and duties. During the first year of the term of this Agreement,the Employee shall not at any time or place directly or indirectly engage or agree to engage in any business or practice related to any banking business in Maryland, the District of Columbia or Northern Virginia, other than to the extent required by the terms and conditions of this Agreement.

                 (c) Additional Services to Suburban Bancshares, Inc. The Employee shall also, at the request by the Employer perform services to Suburban Bancshares,Inc., the parent corporation of Suburban Bank, without additional compensation to that set forth hereinbelow, such services to include such items as described in paragraph 3(a) above.

         4. Payment Amount; Terms. As full compensation for all services rendered pursuant to this Agreement and the covenants contained herein, the Employer shall pay to the Employee the following:

                 (a) Base Compensation. Base compensation of One Hundred Forty-Thousand and 00/100 Dollars ($140,000.00) payable as set forth below.

                          (1)     Base Salary Rate.  Salary to begin on the
Commencement Date at the above rate, throughout the first one (1) year only of the term of this Agreement.

                          (2)     Bonuses. None.

                          (3)     Method of Payment.  The Employer shall pay
the Employee's salary in accordance with its regular payroll periods as may be set by it from time to time, but at least twice monthly. Payment of all salary shall be
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subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by an employer to an employee.

                 (b) Vacation and Leave. The Employee shall be entitled to such vacation and leave as may be provided for under the current and future leave and vacation policies of the Employer for part-time personnel.

                 (c)      Office Space.    The Employer will provide customary
office space and office support, as and when needed, to the Employee beginning on the Commencement Date.

                 (d)      Car or Car Allowance. None.

                 (e) Insurance. The Employer will provide the Employee with such health, life, disability and other insurance benefits as the Employer may determine appropriate and proportionately similar to that which it arranges for all part-time personnel.

                 (f) Expense Account. Employer will reimburse Employee for all reasonable out-of-pocket expenses incurred by the Employee in the performance of any duties as provided in Paragraph 3, above, subject to advance approval by the Employer.

                 (g) 401(k) Plan. The Employee shall not be entitled to participate further in any retirement programs of the Employer, but shall retain his current interest in the 401(k) plan of the Employer.

                 (h) Split Dollar Life Insurance. The Employee is the owner of a life insurance policy issued through Provident Life and Accident Insurance Company which policy has been collaterally assigned to the Employer under the terms of a split dollar arrangement. Such split dollar is being terminated by execution of that certain Termination Agreement of even date herewith.

                 (i) Deferred Compensation. In lieu and replacement of the retirement and Split Dollar funding provisions of the Prior Employment Agreement, the Employee does hereby accept the benefits of the deferred compensation agreement described in this paragraph, as follows:

                          (1)  Funding Level.  The Employee shall be entitled
to deferred compensation as follows: $11,250 on December 31, 1996 and three installments of $79,291, each on December 31, 1997; December 31, 1998; and December 31, 1999, payable to the trust established under the terms of that certain Deferred Compensation Agreement of even date herewith.

                          (2)  Accrual Vesting.  All amounts paid under the
terms of paragraph 4(h)(i)(1) above shall be fully vested as and when paid to said trust.

                          (3)  Terms and Payment.  All other terms and
conditions of such deferred compensation arrangement are as set forth in that certain Deferred Compensation Agreement of even date herewith by and between the Employer and the Employee.

                          (j)     Merger or Buy-out Termination or Non-renewal
Compensation. None.

                          (k) Officers and Directors Liability Insurance.  Not
Applicable.

         5. Conditions Subsequent to Continued Operation and Effect of Agreement. This Agreement shall be subject to the following conditions subsequent to its continued operation and effect:

                 (a) Approval by Bank Regulatory Agencies. This Agreement and all of its terms and conditions and the selection of the Employee named herein, and the continued operation and effect of this Agreement and the Employer's continuing obligations hereunder shall at all times be subject to the continuing approval of any and all Bank Regulatory Agencies whose approval is a necessary prerequisite to the continued operation of the Employer.
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                 (b)      Compliance With Bank Regulatory Agency Requirements.
Should any terms or conditions of this Agreement, upon subsequent detailed review by any Bank Regulatory Agency, be found to be not in compliance with federal or state bank regulations, or should any terms or conditions required to be included herein by any such Bank Regulatory Agency be absent, this Agreement may be rescinded by the Employer if the parties hereto cannot in good faith agree upon such additions, deletions, or modifications as may be deemed necessary or appropriate under such federal or state regulations and the interpretations thereof. Any term or condition of this Agreement which violates or is deemed to violate any then-applicable rule, regulation, order or understanding promulgated by any Bank Regulatory Agency, or any payment, compensation, or other consideration provided for hereunder shall be modified or deleted to conform to any such Bank Regulatory Agency rule, regulation, order or understanding.

         6.      Rights to Terminate Agreement.

                 (a) Termination by Employee. The Employee may terminated this Agreement at any time upon thirty (30) days written notice to the Employer, with or without cause.

                 (b) Termination by Employer: The Employer may only terminate this agreement with cause, as provided in paragraph 6 (c) below.

                 (c)      Termination With Cause; Procedure.

                          (1)     Termination of Compensation.  If the Employer
terminates the Employee for cause as set forth in this paragraph, then the compensation payments provided for herein shall cease.

                          (2)     Definition of Cause:  Under this Agreement,
"cause" shall be defined to be:

                                  (A)      Any willful act or action on the
part of the Employee done in connection with or associated with the services rendered by the Employee under this Agreement for which a criminal prosecution (other than traffic and misdemeanor actions) is commenced by the prosecuting authorities in the jurisdiction in which such act or action occurred. For the purposes of this Agreement, the commencement of a criminal prosecution shall be deemed to have occurred upon the filing of a criminal information against the Employee or the indictment of the Employee by any local, state or federal authority.

                                  (B)      Any act of theft, fraud, intentional
misrepresentation, assault or battery done by the Employee in connection with or associated with the services rendered by the Employee to the Employer under this Agreement.

                                  (C)   Any act, action, failure to act or
omission which constitutes gross misconduct or gross negligence in connection with or associated with the services rendered by the Employee under this Agreement, provided that the procedures of paragraph 6(c)(3) are followed.


                 (3) Procedure for Termination With Cause: The procedure for termination with cause shall be as follows:

                                  (A)      For any reason specified in
paragraph 6(c)(2)(A), the Employee shall be terminated upon the commencement of prosecution, as of the date of the act to which that paragraph applies.

                                  (B)      For any reason specified in
Paragraphs 6(c)(2)(B)or 6(c)(2)(C),unless ordered by or agreed to differently between the Employer and a Bank Regulatory Agency, the Employer shall give the Employee written notice of the cause alleged to be the basis for the Employee's termination. The Employee shall thereafter have a period of Thirty (30) days from the date of the receipt of the Employer's written notice in which to dispute and/or explain the situation(s) referred to in the Employer's written notice, including, if appropriate, a response to Bank Regulatory Agencies. If the Employee does not respond to the Employer's notice, the Employee shall be deemed to have agreed to the Employer's and/or the Bank Regulatory Agency's allegations and the termination shall be effective as of the date of the Employer's written notice. If the Employee disputes the allegations contained in the Employer's and/or the Bank Regulatory Agency's
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notice, the Employee shall notify the Employer in writing within the time period set forth above and the Employer and the Employee shall set a meeting to discuss a resolution of the dispute. If the parties and/or any Bank Regulatory Agency do not (after good faith efforts) reach agreement as to the Employee's termination, within Forty-five (45) days of the Employer's notice, the Employer, by a majority of its Board of Directors, shall have the right to terminate the Employee and to discontinue the compensation payments to the Employee. If the Employee nevertheless still disagrees that his termination was proper under the terms of this Agreement, both parties hereto by their execution hereof agree, unless otherwise ordered by or agreed to differently between any Bank Regulatory Agency and the Employer, to submit the matter to binding arbitration under the rules, regulations and procedures of the American Arbitration Association.

                 (d) Death or Disability: If the Employee should be unable to perform his professional duties due to death or disability (as defined in the Employer's then in effect disability insurance policy covering officers of the Employer), then the compensation provided for hereinabove shall cease upon the Employee's death or at the end of the Employer's disability insurance policy elimination period, and if the disability is temporary, shall resume upon the Employee's availability for employment and the end of payments, if any, to the Employee under the Employer's disability insurance policy.

         7. Representations and Warranties of the Employee. The Employee represents and warrants to the Employer the following:

                 (a) Prior Employment Agreements. The Employee is not now a party to or bound by any employment, consulting or other type of agreement, nor has he been a party to or bound by any such agreement, which would be breached by, or of which the Employee would be in default, by virtue of any provision contained in this Agreement with the Employer, nor is the Employee a party to any such agreement which would compete with or constitute a conflict of interest with this Agreement and the Employee's duties and obligations to the Employer.

         8.      Covenants of the Employee.

                 (a) Agreement Not to Compete. For a period of time defined as the "non-competition period", the Employee covenants and agrees that the Employee:

                          (1)     Shall not accept employment by or on behalf
of any bank with the majority of branches located in Montgomery and Prince George's County, Maryland, nor in such capacity shall he directly or indirectly request or advise any present or future investors, depositors or customers of the Employer to curtail or discontinue their business with the Employer, nor in this capacity shall the Employee directly or indirectly induce, or attempt to induce any employee of the business to terminate his employment with the Employer.

                          (2)     Shall not directly or indirectly disparage
the business of the Employer, nor disclose any information relating to the Employer's business, processes, trade secrets, procedures, computer software or any other information learned as an employee of the Employer, to any person, firm or corporation, whether such person, firm or corporation shall be a present or former customer or employee of the Employer;

                          (3)     Shall not directly or indirectly discuss or
disclose to any other person, firm or corporation the names of past, present or future customers or employees of the Employer.

                 (b)      "Non-competition Period" Defined.  The
non-competition period shall be the second and third years of the term of this Agreement provided, however, that in the event that this Agreement is terminated prior to the expiration of its term, then such non-competition period shall nevertheless continue for what would have been the remaining term of this Agreement.

                 (c) Termination or Non-renewal by the Employer. Notwithstanding the foregoing provisions of this Paragraph 8, in the event the Employer terminates or declines to renew this Agreement, the non-competition covenant and agreement referred to in this Section shall not apply.

         9.      Confidential Information.
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                 (a)      Proprietary Information.  The Employee acknowledges
that upon acceptance of employment hereunder, the Employee will be making use of, acquiring and adding to the Employer's confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to the Employer's business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Employer's suppliers, and customers, all of which shall be deemed to be confidential information. The Employee acknowledges that such confidential information has been and will continue to be of central importance to the business of the Employer and that disclosure of it or its use by others could cause substantial loss to the Employer. In consideration of his anticipated and thereafter continued employment by the Employer, upon acceptance hereof, the Employee agrees that during the entire period of his employment with the Employer, and upon and after leaving the employ of the Employer for any reason whatsoever, the Employee shall not, for any purpose whatsoever, directly or indirectly, divulge, reveal, report, publish, transfer, or disclose to any person or entity any of such confidential information which was obtained by the Employee as a result of the Employee's employment with the Employer, nor shall the Employee reveal to any person or entity any trade secrets of the Employer, but the Employee shall hold all of the same confidential and inviolate.

                 (b) Property of the Employer. All contracts, agreements, forms, financial books, records, instruments and documents, supplier lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, listings, programming, and any other instruments, records or documents relating or pertaining to the Employer (hereinafter referred to as "Records") shall at all times be and remain the property of the Employer. Upon termination of the Employee's employment with the Employer for any reason whatsoever, the Employee shall return to the Employer all Records (whether furnished by the Employer, by a third party or prepared by the Employee), and the Employee shall neither make nor retain any copies of any such Records after such termination.

                 (c) Inventions and Creations. All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, innovations, manuals or other materials, made or conceived in whole or in part by the Employee while employed by the Employer, which relate in any manner whatsoever to the business, existing or proposed of the Employer or any other business or research development effort in which the Employer or any of its subsidiaries or affiliates engages during the Employee's employment by the Employer, will be disclosed promptly by the Employee to the Employer and shall be the sole and exclusive property of the Employer.

         10.     Breach; Remedies.

                 (a) Right to Cure; Default. In the event either party shall be alleged to be in material breach of this Agreement, written notice shall be given by the other party and a Thirty (30) day opportunity to cure shall be provided. After such Thirty (30) day cure period, if the breach is not cured and remains as alleged, the breaching party shall be deemed in default and this Agreement may be terminated by written notice to the breaching or defaulting party.

                 (b) Injunctive Relief. In the event of a breach of this Agreement, the Employer shall be entitled to seek injunctive relief restraining the Employee from taking or continuing any action which would constitute a breach of the covenants contained herein.

         11. Entire Agreement: This Agreement represents the entire agreement of the parties relating to the services of the Employee. All prior negotiations between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

         12.     Miscellaneous.

                 (a) Severability; Court Enforcement. The parties hereto covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, by any Court of law, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law and that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision thereof shall be enforced by such court to the fullest extent permitted by applicable law.
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                 (b)      Waiver. The Employer and the Employee each reserve
the right to waive any of the terms of this Agreement which benefits the party waiving same. Any such waiver must be in a writing signed by the party waiving the same.

                 (c) Choice of Law. It is the intention of the parties hereto that this Agreement shall be governed by the laws of the State of Maryland.

                 (d) Successors. The terms of this Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, and upon the Employee, his heirs, guardians and personal and legal representatives.

                 (e) Gender. The use of the masculine gender herein shall be deemed to be or include the feminine gender, wherever appropriate.

                 (f) Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent registered or certified mail, return receipt requested, properly addressed and postage prepaid to the addresses set forth hereinabove.

                 (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 (h) Headings. The Section and paragraph headings used herein are for convenience and reference only and shall not enter into the interpretation hereof.

                 (i)      Representation by Counsel.

                          (1)     Counsel for the Employer.  The parties hereto
acknowledge that Stephen C. Hosea, of the law firm of McNamee, Hosea, Jernigan & Kim, P.A., Suite 200, 6411 Ivy Lane, Greenbelt, Maryland 20770 has acted as counsel to the Employer in this matter.

                          (2)     Counsel for the Employee.  The parties hereto
acknowledge that the Employee, for the purposes of this Agreement, has sought and obtained, or acknowledges his right and opportunity to seek and obtain the advice of his independent legal counsel with regard to the contents and interpretation of this Agreement and each party hereto is fully and independently apprised of the meaning and legal effect of this Agreement.

                 (j) Modifications. There shall be no modification or amendment of this Agreement except by written amendment hereto signed by both parties.

                 IN WITNESS WHEREOF this Agreement has been executed by the parties of the day and year first above written.

WITNESS:                               SUBURBAN BANK

         /s/                                    /s/
Kathleen Kinter                        By:  Winfield M. Kelly, Jr.
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                                       Winfield M. Kelly, Jr., Chairman

         /s/                                    /s/
Stephen C. Hosea                       By:  William R. Johnson
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                                       William R. Johnson, President